Exhibit 99.1

Investor Contact: Jay Spitzer
Investor.Relations@Adtalem.com
+1 312-906-6600

Media Contact: Maureen Bender
AdtalemMedia@Adtalem.com
+1 313-319-4732

ADTALEM GLOBAL EDUCATION SECOND QUARTER FISCAL YEAR 2026 RESULTS;

RAISES FISCAL YEAR 2026 ADJUSTED EARNINGS PER SHARE GUIDANCE

Total enrollment up 6.3% YoY

Revenue up 12.4% YoY

Diluted earnings per share $2.11; Adjusted EPS $2.43, growth of 34.3% YoY

SECOND QUARTER HIGHLIGHTS

●	Total student enrollment 97,010, up 6.3% year-over-year, achieved tenth straight quarter of growth
●	Revenue $503.4 million, up 12.4% year-over-year
●	Walden University achieved tenth straight quarter of total enrollment growth, up 13.0% year-over-year, highest total enrollment in university history
●	Chamberlain University achieved fourteenth straight quarter of pre-licensure BSN total enrollment growth
●	Sustaining momentum, GAAP net income $76.4 million; adjusted EBITDA $154.9 million, up 23.9% year-over-year

CAPITAL ALLOCATION

●	Completed $150 million May 2025 Board-authorized share repurchase program on December 15, 2025
●	New $750 million Board-authorized share repurchase program through December 2028
●	Repurchased $165 million of shares in the second quarter
●	Net leverage 0.9x as of Dec. 31, 2025

FISCAL YEAR 2026 GUIDANCE

●	Revenue $1,900 million to $1,940 million
●	Adjusted earnings per share $7.80 to $8.00

INVESTOR DAY 2026

●	Company to host an Investor Day on Tues., Feb. 24, 2026

“As America's largest healthcare educator, we are uniquely positioned to address the growing healthcare workforce gaps at scale. Our second quarter results—our tenth consecutive quarter of enrollment growth, which was up 6.3% to 97,000 students—demonstrates our ability to meet this challenge head on. We are at the forefront, creating a future where barriers to education are removed and where students graduate with AI-fluency. We took significant steps forward this quarter further collaborating with health system partners, expanding our reach, and embedding AI within our programs. As we train more healthcare providers than ever before, we are also delivering strong shareholder returns and leveraged our financial strength to return $165 million of capital back to our owners.”

— STEVE BEARD, Adtalem Chairman & Chief Executive Officer

CHICAGO – Jan. 28, 2026

Adtalem Global Education Inc. (NYSE: ATGE), the largest healthcare educator in the United States, today reported second quarter fiscal year 2026 results (ended Dec. 31, 2025). The Company continues to execute on its Growth with Purpose strategy, expanding its reach through an operational excellence foundation, leading the transformation of higher education by training the next generation of healthcare professionals at an industry-leading scale.

FINANCIAL HIGHLIGHTS

Selected financial data for the three months ended Dec. 31, 2025:

●	Revenue of $503.4 million increased 12.4% compared with the prior year
●	Operating income of $111.1 million, compared with $103.9 million in the prior year; adjusted operating income of $126.1 million, compared with $101.4 million in the prior year
●	Net income of $76.4 million, compared with $75.9 million in the prior year; adjusted net income of $87.9 million, compared with $69.4 million in the prior year
●	Diluted earnings per share of $2.11, compared with $1.98 in the prior year; adjusted earnings per share of $2.43, compared with $1.81 in the prior year
●	Adjusted EBITDA of $154.9 million, compared with $125.0 million in the prior year; adjusted EBITDA margin of 30.8%, compared with 27.9% in the prior year

BUSINESS HIGHLIGHTS

●	Chamberlain University streamlined its scholarship offerings with the launch of the Commitment to Completion GrantTM, and RN to BSN Tuition Advantage Grant, reinforcing its commitment to expanding access to programs that offer students the skills, confidence, and credibility to excel and improve patient outcomes.

●	Chamberlain University is addressing the country’s critical nursing shortage through its Bachelor of Science in Nursing (BSN) Online Option, which provides flexible, experiential learning to students in 38 states. Since launching four years ago, the program has grown to more than 4,200 currently enrolled students and partners with 79 clinical sites nationwide.

●	Chamberlain University expanded its Masters Physician Assistant Studies (MPAS) program to its recently relocated Phoenix, Arizona campus. The inaugural cohorts of MPAS students at its Chicago campus achieved overwhelmingly positive outcomes with a 96% Physician Assistant National Certifying Exam pass rate[2], marking Chamberlain’s ongoing commitment to address local community healthcare practitioner shortages.

●	Walden University is empowering students by launching seven new degree programs heading into the 2026 academic year; with >1,000 students currently enrolled, led by Masters in Applied Behavioral Analysis and Masters in Clinical Psychology.

●	Adtalem is rolling out a new integrated alumni-focused CRM, further enhancing our ability to build a connected community with our approximately 385,000 alumni who are making an impact around the country.

SEGMENT HIGHLIGHTS

Chamberlain

$ in millions	Three Months Ended December 31,
	2025	2024	% Change
Revenue	$183.8	$181.0	1.6%
Operating Income	$32.0	$42.2	(24.2)%
Adj. Operating Income	$33.8	$42.3	(20.0)%
Adj. EBITDA	$45.2	$52.6	(14.0)%
Total Students[1]	39,278	39,691	(1.0)%

●	Total student enrollment decreased (1.0)% compared with the prior year, declines in post-licensure nursing partially offset by growth in pre-licensure nursing.

Walden

$ in millions	Three Months Ended December 31,
	2025	2024	% Change
Revenue	$217.6	$171.3	27.0%
Operating Income	$75.2	$48.9	53.8%
Adj. Operating Income	$78.5	$46.2	70.0%
Adj. EBITDA	$86.7	$52.1	66.5%
Total Students[1]	52,435	46,399	13.0%

●	Total student enrollment increased 13.0% compared with the prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

$ in millions	Three Months Ended December 31,
	2025	2024	% Change
Revenue	$102.0	$95.4	6.9%
Operating Income	$24.6	$21.5	14.6%
Adj. Operating Income	$25.0	$21.5	16.3%
Adj. EBITDA	$31.4	$26.7	17.6%
Total Students[1]	5,297	5,174	2.4%

●	Medical and Veterinary schools do not have a new enrollment period starting in the second quarter fiscal year 2026. Second quarter fiscal year 2026 enrollment period is the same as first quarter fiscal year 2026 enrollment period and corresponding reported enrollment data.

FISCAL YEAR 2026 OUTLOOK

Adtalem maintained its revenue guidance for fiscal year 2026, with revenue in the range of $1,900 million to $1,940 million, or approximately 6% to 8.5% growth year-over-year. Adtalem raised its adjusted earnings per share guidance from $7.60 to $7.90, or approximately 14% to 18.5% growth year-over-year, to be in the range of $7.80 to $8.00, or approximately 17% to 20% growth year-over-year.

INVESTOR DAY 2026

Adtalem announced its upcoming Investor Day, scheduled for Feb. 24, 2026. Additional information can be found at investors.adtalem.com or to register for the event, click here.

CONFERENCE CALL AND WEBCAST INFORMATION

Adtalem will hold a conference call to discuss its second quarter fiscal year 2026 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Adtalem earnings call” or by using conference ID: 13757746. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or
+1 201-612-7415 (international), conference ID: 13757746, or visit the Adtalem investor relations website.

ABOUT ADTALEM GLOBAL EDUCATION

Adtalem Global Education is the largest provider of healthcare education in the U.S., shaping the future of healthcare by preparing a dynamic workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and access is reflected in our expansive network of institutions, serving over 97,000 students and supported by a strong community of approximately 385,000 alumni and over 10,000 dedicated employees.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to use as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem's results in accordance with GAAP.

1) Represents total students attending sessions during each institution’s most recent enrollment period in Q2 FY 2026 and Q2 FY 2025.
2) Represents percent of candidates from the specified classes (Class of 2024 and 2025) that have passed PANCE as of the date the report was generated, Dec. 17, 2025.

Adtalem Global Education Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31,	June 30,
	2025	2025
Assets:
Current assets:
Cash and cash equivalents	$56,281	$199,601
Restricted cash	2,359	1,563
Accounts and financing receivables, net	162,848	146,189
Prepaid expenses and other current assets	81,494	68,837
Total current assets	302,982	416,190
Noncurrent assets:
Property and equipment, net	266,036	256,131
Operating lease assets	189,483	191,194
Deferred income taxes	—	32,956
Intangible assets, net	759,864	765,474
Goodwill	961,262	961,262
Other assets, net	135,086	129,145
Total noncurrent assets	2,311,731	2,336,162
Total assets	$2,614,713	$2,752,352
Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$103,103	$105,017
Accrued payroll and benefits	53,153	76,374
Accrued liabilities	72,283	77,286
Deferred revenue	180,429	214,091
Current operating lease liabilities	33,917	35,159
Total current liabilities	442,885	507,927
Noncurrent liabilities:
Long-term debt	504,282	552,669
Long-term operating lease liabilities	191,353	186,172
Deferred income taxes	56,815	31,856
Other liabilities	40,582	40,103
Total noncurrent liabilities	793,032	810,800
Total liabilities	1,235,917	1,318,727
Commitments and contingencies
Total shareholders' equity	1,378,796	1,433,625
Total liabilities and shareholders' equity	$2,614,713	$2,752,352

Adtalem Global Education Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$503,385	$447,729	$965,673	$865,129
Operating cost and expense:
Cost of educational services	205,425	186,636	406,192	372,631
Student services and administrative expense	182,791	156,901	358,525	315,974
Restructuring expense	4,055	322	4,365	2,416
Total operating cost and expense	392,271	343,859	769,082	691,021
Operating income	111,114	103,870	196,591	174,108
Interest expense	(10,917)	(13,909)	(22,007)	(28,391)
Other income, net	1,704	2,235	4,190	4,881
Income from continuing operations before income taxes	101,901	92,196	178,774	150,598
Provision for income taxes	(25,730)	(21,020)	(41,541)	(33,177)
Income from continuing operations	76,171	71,176	137,233	117,421
Discontinued operations:
Income from discontinued operations before income taxes	303	6,271	1,050	6,164
Provision for income taxes	(98)	(1,591)	(75)	(1,564)
Income from discontinued operations	205	4,680	975	4,600
Net income and comprehensive income	$76,376	$75,856	$138,208	$122,021

Earnings per share:
Basic:
Continuing operations	$2.13	$1.90	$3.82	$3.12
Discontinued operations	$0.01	$0.13	$0.03	$0.12
Total basic earnings per share	$2.14	$2.03	$3.85	$3.25
Diluted:
Continuing operations	$2.10	$1.85	$3.75	$3.03
Discontinued operations	$0.01	$0.12	$0.03	$0.12
Total diluted earnings per share	$2.11	$1.98	$3.77	$3.15

Weighted-average shares outstanding:
Basic shares	35,725	37,435	35,918	37,578
Diluted shares	36,230	38,401	36,644	38,755

Adtalem Global Education Inc.

Consolidated Statements of Cash Flows
(unaudited)

(in thousands)

	Six Months Ended
	December 31,
	2025	2024
Operating activities:
Net income	$138,208	$122,021
Income from discontinued operations	(975)	(4,600)
Income from continuing operations	137,233	117,421
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	21,532	20,918
Amortization of operating lease assets	14,411	14,092
Depreciation	21,250	19,993
Amortization of acquired intangible assets	5,610	5,610
Amortization and write-off of debt discount and issuance costs	2,554	2,226
Provision for bad debts	31,431	28,719
Deferred income taxes	57,915	23,516
Loss on disposals and impairments of property and equipment	4	114
Gain on investments	(810)	(442)
Changes in assets and liabilities:
Accounts and financing receivables	(46,725)	(46,493)
Prepaid expenses and other current assets	(3,429)	6,829
Cloud computing implementation assets	(7,131)	(14,071)
Accounts payable	(1,478)	(34,588)
Accrued payroll and benefits	(23,130)	(20,311)
Accrued liabilities	(7,321)	(29,066)
Deferred revenue	(30,918)	(12,028)
Operating lease liabilities	(8,761)	(10,594)
Other assets and liabilities	(2,124)	(5,888)
Net cash provided by operating activities-continuing operations	160,113	65,957
Net cash provided by operating activities-discontinued operations	180	4,340
Net cash provided by operating activities	160,293	70,297
Investing activities:
Capital expenditures	(30,647)	(21,094)
Proceeds from sales of marketable securities	2,105	2,426
Purchases of marketable securities	(2,104)	(1,548)
Payment for investment in business	(5,000)	—
Net cash used in investing activities	(35,646)	(20,216)
Financing activities:
Proceeds from exercise of stock options	131	9,833
Employee taxes paid on withholding shares	(41,985)	(12,198)
Proceeds from stock issued under Colleague Stock Purchase Plan	815	567
Repurchases of common stock for treasury	(172,362)	(74,066)
Borrowings under long-term debt obligations	227,000	9,873
Repayments under long-term debt obligations	(277,000)	(9,873)
Payment of debt issuance costs	(3,770)	—
Net cash used in financing activities	(267,171)	(75,864)
Net decrease in cash, cash equivalents and restricted cash	(142,524)	(25,783)
Cash, cash equivalents and restricted cash at beginning of period	201,164	221,202
Cash, cash equivalents and restricted cash at end of period	$58,640	$195,419

Adtalem Global Education Inc.

Segment Revenue

(unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Revenue:
Chamberlain	$183,832	$180,986	$2,846	1.6%	$363,033	$348,916	$14,117	4.0%
Walden (1)	217,562	171,306	46,256	27.0%	407,522	332,819	74,703	22.4%
Medical and Veterinary	101,991	95,437	6,554	6.9%	195,118	183,394	11,724	6.4%
Total consolidated revenue (1)	$503,385	$447,729	$55,656	12.4%	$965,673	$865,129	$100,544	11.6%
(1)	Walden had $18.0 million of incremental revenue in the second quarter of fiscal year 2026 compared to the prior year period due to the shift of one academic week from the third quarter to the second quarter. Excluding the incremental revenue, Walden segment revenue would have increased 16.5%, or $28.2 million, to $199.5 million, and total consolidated revenue would have increased 8.4%, or $37.6 million, to $485.4 million in the second quarter of fiscal year 2026 compared to the prior year period.

Adtalem Global Education Inc.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, write-off of debt discount and issuance costs, litigation reserve, debt modification costs, and income from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, write-off of debt discount and issuance costs, litigation reserve, debt modification costs, and income from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, amortization of acquired intangible assets, litigation reserve, strategic advisory costs, and debt modification costs.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for income from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, litigation reserve, strategic advisory costs, and debt modification costs. Provision for income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with adjusted operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Reserves related to significant litigation.
●	Write-off of debt discount and issuance costs related to prepayments of debt and the amendment of the revolving loan facility.
●	Debt modification costs related to refinancing our Term Loan B loan.
●	Income from discontinued operations includes expense from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

Adtalem Global Education Inc.

Adjusted Operating Income

(unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Chamberlain:
Operating income	$31,998	$42,226	$(10,228)	(24.2)%	$57,606	$68,200	$(10,594)	(15.5)%
Restructuring expense	1,825	77	1,748		1,825	1,935	(110)
Adjusted operating income	$33,823	$42,303	$(8,480)	(20.0)%	$59,431	$70,135	$(10,704)	(15.3)%
Operating margin	17.4%	23.3%			15.9%	19.5%
Adjusted operating margin	18.4%	23.4%			16.4%	20.1%

Walden:
Operating income	$75,226	$48,898	$26,328	53.8%	$128,495	$88,735	$39,760	44.8%
Restructuring expense	429	—	429		429	—	429
Amortization of acquired intangible assets	2,805	2,805	—		5,610	5,610	—
Litigation reserve	—	(5,550)	5,550		—	(5,550)	5,550
Adjusted operating income	$78,460	$46,153	$32,307	70.0%	$134,534	$88,795	$45,739	51.5%
Operating margin	34.6%	28.5%			31.5%	26.7%
Adjusted operating margin	36.1%	26.9%			33.0%	26.7%

Medical and Veterinary:
Operating income	$24,599	$21,463	$3,136	14.6%	$41,327	$36,134	$5,193	14.4%
Restructuring expense	436	56	380		480	115	365
Adjusted operating income	$25,035	$21,519	$3,516	16.3%	$41,807	$36,249	$5,558	15.3%
Operating margin	24.1%	22.5%			21.2%	19.7%
Adjusted operating margin	24.5%	22.5%			21.4%	19.8%

Home Office:
Operating loss	$(20,709)	$(8,717)	$(11,992)	(137.6)%	$(30,837)	$(18,961)	$(11,876)	(62.6)%
Restructuring expense	1,365	189	1,176		1,631	366	1,265
Strategic advisory costs	8,110	—	8,110		9,794	—	9,794
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating loss	$(11,234)	$(8,528)	$(2,706)	(31.7)%	$(19,412)	$(17,883)	$(1,529)	(8.6)%

Adtalem Global Education:
Operating income (GAAP)	$111,114	$103,870	$7,244	7.0%	$196,591	$174,108	$22,483	12.9%
Restructuring expense	4,055	322	3,733		4,365	2,416	1,949
Amortization of acquired intangible assets	2,805	2,805	—		5,610	5,610	—
Litigation reserve	—	(5,550)	5,550		—	(5,550)	5,550
Strategic advisory costs	8,110	—	8,110		9,794	—	9,794
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating income (non-GAAP)	$126,084	$101,447	$24,637	24.3%	$216,360	$177,296	$39,064	22.0%
Operating margin (GAAP)	22.1%	23.2%			20.4%	20.1%
Adjusted operating margin (non-GAAP)	25.0%	22.7%			22.4%	20.5%

Adtalem Global Education Inc.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2025	2024	$	%	2025	2024	$	%
Chamberlain:
Adjusted operating income (GAAP)	$33,823	$42,303	$(8,480)	(20.0)%	$59,431	$70,135	$(10,704)	(15.3)%
Depreciation	5,706	5,466	240		11,081	10,834	247
Amortization of cloud computing implementation assets	2,020	815	1,205		3,547	1,467	2,080
Stock-based compensation	3,674	3,993	(319)		6,244	7,112	(868)
Adjusted EBITDA (non-GAAP)	$45,223	$52,577	$(7,354)	(14.0)%	$80,303	$89,548	$(9,245)	(10.3)%
Adjusted EBITDA margin (non-GAAP)	24.6%	29.1%			22.1%	25.7%
Walden:
Adjusted operating income (GAAP)	$78,460	$46,153	$32,307	70.0%	$134,534	$88,795	$45,739	51.5%
Depreciation	2,074	1,795	279		4,014	3,477	537
Amortization of cloud computing implementation assets	1,901	778	1,123		3,105	1,479	1,626
Stock-based compensation	4,237	3,326	911		6,890	6,066	824
Adjusted EBITDA (non-GAAP) (1)	$86,672	$52,052	$34,620	66.5%	$148,543	$99,817	$48,726	48.8%
Adjusted EBITDA margin (non-GAAP) (1)	39.8%	30.4%			36.5%	30.0%
Medical and Veterinary:
Adjusted operating income (GAAP)	$25,035	$21,519	$3,516	16.3%	$41,807	$36,249	$5,558	15.3%
Depreciation	3,007	2,744	263		5,827	5,313	514
Amortization of cloud computing implementation assets	705	315	390		1,116	598	518
Stock-based compensation	2,682	2,158	524		4,092	3,765	327
Adjusted EBITDA (non-GAAP)	$31,429	$26,736	$4,693	17.6%	$52,842	$45,925	$6,917	15.1%
Adjusted EBITDA margin (non-GAAP)	30.8%	28.0%			27.1%	25.0%
Home Office:
Adjusted operating loss	$(11,234)	$(8,528)	$(2,706)	(31.7)%	$(19,412)	$(17,883)	$(1,529)	(8.6)%
Depreciation	167	185	(18)		328	369	(41)
Stock-based compensation	2,646	1,990	656		4,306	3,975	331
Adjusted EBITDA	$(8,421)	$(6,353)	$(2,068)	(32.6)%	$(14,778)	$(13,539)	$(1,239)	(9.2)%
Adtalem Global Education:
Net income (GAAP)	$76,376	$75,856	$520	0.7%	$138,208	$122,021	$16,187	13.3%
Income from discontinued operations	(205)	(4,680)	4,475		(975)	(4,600)	3,625
Interest expense	10,917	13,909	(2,992)		22,007	28,391	(6,384)
Other income, net	(1,704)	(2,235)	531		(4,190)	(4,881)	691
Provision for income taxes	25,730	21,020	4,710		41,541	33,177	8,364
Depreciation and amortization	18,385	14,903	3,482		34,628	29,147	5,481
Stock-based compensation	13,239	11,467	1,772		21,532	20,918	614
Restructuring expense	4,055	322	3,733		4,365	2,416	1,949
Litigation reserve	—	(5,550)	5,550		—	(5,550)	5,550
Strategic advisory costs	8,110	—	8,110		9,794	—	9,794
Debt modification costs	—	—	—		—	712	(712)
Adjusted EBITDA (non-GAAP) (1)	$154,903	$125,012	$29,891	23.9%	$266,910	$221,751	$45,159	20.4%
Adjusted EBITDA margin (non-GAAP) (1)	30.8%	27.9%			27.6%	25.6%
(1)	Walden had $18.0 million of incremental revenue in the second quarter of fiscal year 2026 compared to the prior year period due to the shift of one academic week from the third quarter to the second quarter. Excluding the incremental revenue, Walden adjusted EBITDA would have increased 31.9%, or $16.6 million, to $68.7 million, and total consolidated adjusted EBITDA would have increased 9.5%, or $11.9 million, to $136.9 million for the second quarter of fiscal year 2026. Excluding the incremental revenue, Walden adjusted EBITDA margin and consolidated adjusted EBITDA margin would have been 34.4% and 28.2%, respectively, for the second quarter of fiscal year 2026.

Adtalem Global Education Inc.

Adjusted Earnings

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (GAAP)	$76,376	$75,856	$138,208	$122,021
Restructuring expense	4,055	322	4,365	2,416
Amortization of acquired intangible assets	2,805	2,805	5,610	5,610
Strategic advisory costs	8,110	—	9,794	—
Write-off of debt discount and issuance costs, litigation reserve, and debt modification costs	687	(5,550)	982	(4,838)
Income tax impact on non-GAAP adjustments (1)	(3,922)	645	(5,146)	(687)
Income from discontinued operations	(205)	(4,680)	(975)	(4,600)
Adjusted net income (non-GAAP)	$87,906	$69,398	$152,838	$119,922
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Diluted earnings per share (GAAP)	$2.11	$1.98	$3.77	$3.15
Effect on diluted earnings per share:
Restructuring expense	0.11	0.01	0.12	0.06
Amortization of acquired intangible assets	0.08	0.07	0.15	0.14
Strategic advisory costs	0.22	-	0.27	-
Write-off of debt discount and issuance costs, litigation reserve, and debt modification costs	0.02	(0.14)	0.03	(0.12)
Income tax impact on non-GAAP adjustments (1)	(0.11)	0.02	(0.14)	(0.02)
Income from discontinued operations	(0.01)	(0.12)	(0.03)	(0.12)
Adjusted earnings per share (non-GAAP)	$2.43	$1.81	$4.17	$3.09
Diluted shares	36,230	38,401	36,644	38,755

Note: May not sum due to rounding.

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.

Free Cash Flow

(unaudited)

(in thousands)

	Twelve Months Ended
	FY25	FY25	FY25	FY26	FY26
	Q2	Q3	Q4	Q1	Q2
Net cash provided by operating activities-continuing operations (GAAP)	$281,971	$335,069	$333,734	$374,796	$427,890
Capital expenditures	(50,375)	(47,914)	(50,327)	(55,936)	(59,880)
Free cash flow (non-GAAP)	$231,596	$287,155	$283,407	$318,860	$368,010

Adtalem Global Education Inc.

Net Leverage

(unaudited)

(in thousands)

Twelve Months Ended
December 31, 2025
Adtalem Global Education:
Net income (GAAP)	$253,252
Income from discontinued operations	(763)
Interest expense	45,934
Other income, net	(8,599)
Provision for income taxes	74,201
Depreciation and amortization	64,646
Stock-based compensation	42,204
Restructuring expense	5,263
Asset impairments	6,442
Strategic advisory costs	21,794
Loss on assets held for sale	490
Adjusted EBITDA (non-GAAP)	$504,864

December 31, 2025
Long-term debt	$508,283
Less: Cash and cash equivalents	(56,281)
Net debt (non-GAAP)	$452,002

Net leverage (non-GAAP)	0.9 x